Exhibit 99.1

OSI Systems Reports Third Quarter Fiscal 2019 Financial Results

  Record Revenue of $304 Million (14% increase over prior year)
  Record Q3 Earnings Per Diluted Share
    GAAP EPS of $1.05
    Non-GAAP EPS of $1.17 (36% increase over prior year)
  Company Raises Fiscal Year 2019 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 30, 2019--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and nine months ended March 31, 2019.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased to report excellent third quarter revenues, earnings and cash flow. This quarter was marked by strength in each of our three divisions, positioning the Company for a strong fiscal 2019.”

The Company reported revenues of $304.3 million for the third quarter of fiscal 2019, an increase of 14% from the $267.3 million reported for the third quarter of fiscal 2018. Net income for the third quarter of fiscal 2019 was $19.6 million, or $1.05 per diluted share, compared to net income of $2.6 million, or $0.13 per diluted share, for the third quarter of fiscal 2018. Non-GAAP net income for the third quarter of fiscal 2019 was $21.8 million, or $1.17 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2018 of $16.5 million, or $0.86 per diluted share.

For the nine months ended March 31, 2019, revenues increased 9% to $873.7 million, compared to $802.0 million for the same period in the prior year. Net income for this period was $48.1 million, or $2.58 per diluted share, compared with net loss of $34.2 million, or ($1.82) per diluted share, for the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2019 was $59.1 million, or $3.17 per diluted share, compared with non-GAAP net income of $51.2 million, or $2.63 per diluted share, for the comparable prior-year period.

The Company's backlog was $936 million as of March 31, 2019. Operating cash flow during the quarter ended March 31, 2019 was $46.9 million, and capital expenditures were $8.3 million, compared to $31.1 million and $4.4 million, respectively, for the comparable prior year period.

Mr. Chopra commented, “Our Security division delivered record third quarter revenues of $193 million, or a 14% increase compared with the prior-year period. This led to strong profits and year-over-year operating margin expansion. This increase in sales was driven by outstanding growth in cargo scanning equipment sales.”

“As we noted last quarter, we are building positive momentum in the Healthcare division. Led by the performance in the United States, our Healthcare division revenues increased 12% year-over-year with significant improvement in operating income. With our enhanced focus and leadership, we believe we are well positioned for further operating margin expansion,” Mr. Chopra continued.

Mr. Chopra concluded, “Our Optoelectronics and Manufacturing division continued to perform well, delivering 7% year-over-year sales growth and a strong operating margin.”

The Company’s effective tax rate for the three and nine months ended March 31, 2019 was 26.0% and 24.2%, respectively. Excluding the benefit of certain discrete tax items, the Company’s tax rate for the three and nine months ended March 31, 2019 was 28.6% and 28.4%, respectively. The Company’s reported tax rate was 18.1% and 210.0% for the three and nine months ended March 31, 2018. Excluding a $56 million charge recorded in the second quarter of fiscal 2018 resulting from the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017 and certain discrete tax items, the Company’s effective tax rate was 28.2% for the three and nine months ended March 31, 2018.

Fiscal Year 2019 Outlook

The Company is raising its fiscal 2019 sales guidance from the previous range of $1.150 billion - $1.185 billion to a range of $1.165 billion - $1.190 billion. In addition, the Company is increasing its non-GAAP earnings guidance from the previous range of $3.93 - $4.10 to a range of $4.10 - $4.30 per diluted share for fiscal 2019. Actual sales and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” and other factors.

The Company’s fiscal 2019 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items that would be excluded from GAAP diluted EPS, including, for example, acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially less than projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and nine month periods ended March 31, 2018 and 2019 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense related to convertible debt, and their associated tax effects, and the impact of discrete income tax items including charges resulting from the implementation of the Tax Act. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are comparable to those of peer companies. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the third quarter of fiscal 2019. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until May 14, 2019. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '9587236’ when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2019. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation, including the Tax Act; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2019	2018	2019
Revenues	$267,299	$304,284	$801,960	$873,738
Cost of goods sold	169,714	192,968	511,474	556,165
Gross profit	97,585	111,316	290,486	317,573
Operating expenses:
Selling, general and administrative	59,846	67,278	175,591	196,082
Research and development	15,934	13,695	46,122	40,253
Impairment, restructuring and other charges	14,062	(1,777)	23,489	1,154
Total operating expenses	89,842	79,196	245,202	237,489
Income from operations	7,743	32,120	45,284	80,084
Interest expense, net	(4,783)	(5,603)	(14,317)	(16,546)
Other income, net	158	8	161	-
Income before income taxes	3,118	26,525	31,128	63,538
Provision for income taxes	(565)	(6,899)	(65,369)	(15,403)
Net income (loss)	$2,553	$19,626	$(34,241)	$48,135

Diluted earnings (loss) per share	$0.13	$1.05	$(1.82)	$2.58
Weighted average shares outstanding – diluted	19,146	18,671	18,773	18,678

SEGMENT INFORMATION (UNAUDITED) (in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2019	2018	2019
Revenues – by Segment:
Security division	$170,270	$193,486	$504,784	$552,130
Healthcare division	43,758	48,865	141,793	138,697
Optoelectronics and Manufacturing division (including intersegment revenues)	66,212	70,927	189,024	213,900
Intersegment eliminations	(12,941)	(8,994)	(33,641)	(30,989)
Total	$267,299	$304,284	$801,960	$873,738

Operating income (loss) – by Segment:
Security division	$21,028	$24,943	$66,192	$74,056
Healthcare division	(8,425)	5,418	(6,975)	5,752
Optoelectronics and Manufacturing division	6,547	7,320	16,224	22,212
Corporate	(10,730)	(5,354)	(28,601)	(21,265)
Intersegment eliminations	(677)	(207)	(1,556)	(671)
Total	$7,743	$32,120	$45,284	$80,084

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2018	March 31, 2019
Assets

Cash and cash equivalents	$84,814	$107,649
Accounts receivable, net	210,744	218,433
Inventories	313,552	297,704
Other current assets	41,587	35,050
Total current assets	650,697	658,836
Property and equipment, net	115,524	124,916
Goodwill	292,213	307,461
Intangible assets, net	142,001	136,432
Other non-current assets	55,256	56,470
Total Assets	$1,255,691	$1,284,115

Liabilities and Stockholders' Equity

Bank lines of credit	$113,000	$124,000
Current portion of long-term debt	2,262	1,702
Accounts payable and accrued expenses	194,815	168,853
Other current liabilities	133,245	130,945
Total current liabilities	443,322	425,500
Long-term debt	248,980	255,411
Other long-term liabilities	73,953	77,396
Total liabilities	766,255	758,307
Total stockholders’ equity	489,436	525,808
Total Liabilities and Stockholders’ Equity	$1,255,691	$1,284,115

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE (in thousands, except share and earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2018		2019		2018		2019
	Net income	EPS	Net income	EPS	Net income (loss)	EPS	Net income	EPS
GAAP basis	$2,553	$0.13	$19,626	$1.05	$(34,241)	$(1.82)	$48,135	$2.58
Impairment, restructuring and other charges	14,062	0.73	(1,777)	(0.10)	23,489	1.25	1,154	0.06
Amortization of acquired intangible assets	3,994	0.21	3,822	0.21	11,070	0.59	12,012	0.65
Non-cash interest	1,884	0.10	1,970	0.11	5,558	0.30	5,851	0.31
Tax benefit of above adjustments	(5,634)	(0.29)	(1,148)	(0.06)	(11,296)	(0.60)	(5,394)	(0.29)
Discrete tax items	(316)	(0.02)	(683)	(0.04)	56,604	3.01	(2,616)	(0.14)
Impact of diluted shares [1]	--	--	--	--	--	(0.10)	--	--
Non-GAAP basis	$16,543	$0.86	$21,810	$1.17	$51,184	$2.63	$59,142	$3.17
[1]	For the nine months ended March 31, 2018, the weighted average diluted shares used to calculate EPS on a GAAP basis exclude potential common shares (stock options and restricted stock units) due to their antidilutive effect resulting from the Company’s reported net loss. For the nine months ended March 31, 2018, the weighted average diluted shares used to calculate EPS on a non-GAAP basis were approximately 19,473,000 shares.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended March 31, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$21,028	12.4%	$(8,425)	-19.3%	$6,547	9.9%	$(11,407)	$7,743	2.9%
Impairment, restructuring and other charges	226	0.1%	9,707	22.2%	269	0.4%	3,860	14,062	5.3%
Amortization of acquired intangible assets	3,129	1.8%	-	-	865	1.3%	-	3,994	1.5%
Non-GAAP basis– operating income (loss)	$24,383	14.3%	$1,282	2.9%	$7,681	11.6%	$(7,547)	$25,799	9.7%

Three Months Ended March 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$24,943	12.9%	$5,418	11.1%	$7,320	10.3%	$(5,561)	$32,120	10.5%
Impairment, restructuring and other charges	-	-	-	-	-	-	(1,777)	(1,777)	-0.6%
Amortization of acquired intangible assets	2,848	1.5%	-	-	973	1.4%	-	3,821	1.3%
Non-GAAP basis– operating income (loss)	$27,791	14.4%	$5,418	11.1%	$8,293	11.7%	$(7,338)	$34,164	11.2%

Nine Months Ended March 31, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$66,192	13.1%	$(6,975)	-4.9%	$16,224	8.6%	$(30,157)	$45,284	5.7%
Impairment, restructuring and other charges	2,127	0.4%	14,729	10.4%	1,490	0.8%	5,143	23,489	2.9%
Amortization of acquired intangible assets	9,443	1.9%	29	0.0%	1,598	0.8%	-	11,070	1.4%
Non-GAAP basis– operating income (loss)	$77,762	15.4%	$7,783	5.5%	$19,312	10.2%	$(25,014)	$79,843	10.0%

Nine Months Ended March 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$74,056	13.4%	$5,752	4.2%	$22,212	10.4%	$(21,936)	$80,084	9.2%
Impairment, restructuring and other charges	-	-	3,526	2.5%	420	0.2%	(2,792)	1,154	0.1%
Amortization of acquired intangible assets	8,765	1.6%	-	-	3,247	1.5%	-	12,012	1.4%
Non-GAAP basis– operating income (loss)	$82,821	15.0%	$9,278	6.7%	$25,879	12.1%	$(24,728)	$93,250	10.7%

CONTACT:
For Additional Information, Contact:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com